As filed with the Securities and Exchange Commission on October 8, 2025

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
AMC Networks Inc.
(Exact name of registrant as specified in its charter)
________________________

Nevada (State or other jurisdiction of incorporation or organization)	27-5403694 (I.R.S. Employer Identification No.)
11 Penn Plaza New York, New York 10001 (Address of principal executive offices) (Zip Code)

AMC Networks Inc. Amended and Restated 2016 Employee Stock Plan
(Full title of the plan)
Salvatore Romanello
Executive Vice President and General Counsel
11 Penn Plaza
New York, New York 10001
(Name and address of agent for service)
(212) 324-8500
(Telephone number, including area code, of agent for service)
_____________________

With a copy to:
Robert W. Downes, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004-2498
(212) 558-4000
______________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by AMC Networks Inc. (the “Registrant,” “we” or “us”), to register 5,000,000 additional shares of the Registrant’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), issuable under the AMC Networks Inc. Amended and Restated 2016 Employee Stock Plan (“2016 Employee Plan”).
The contents of the Registration Statement on Form S-8 (File No. 333-282832), filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on October 25, 2024, registering shares of its Class A Common Stock issuable under the AMC Networks Inc. Amended and Restated 2011 Stock Plan for Non-Employee Directors are hereby incorporated by reference except to the extent supplemented, amended, or superseded by the information set forth therein or herein.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and other information) will be sent or given to participants in the 2016 Employee Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
All information required in the Registration Statement (other than the exhibits and the signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-282832), as described above, and is incorporated herein by reference.

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:
1.The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 14, 2025;
2.The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 9, 2025 and August 8, 2025, respectively; and
3.The Registrant’s Current Reports on Form 8-K filed with the SEC on June 6, 2025, June 17, 2025, July 3, 2025, August 5, 2025 and August 15, 2025.
All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Class A Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
The following description of the capital stock of AMC Networks Inc. (the “Company,” “we,” “us,” and “our”) is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our articles of incorporation and bylaws, which have been publicly filed with the Securities and Exchange Commission (“SEC”). The terms of these securities may also be affected by the Nevada Revised Statutes (as amended from time to time, the “NRS”).
We are authorized to issue 495,000,000 shares of capital stock, of which 360,000,000 shares are designated Class A common stock, par value $.01 per share (the “Class A Common Stock”), 90,000,000 shares are designated Class B common stock, par value $.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and 45,000,000 shares are designated preferred stock, par value $.01 per share (the “Preferred Stock”).
Class A Common Stock and Class B Common Stock
All shares of our Common Stock currently outstanding are fully paid and non-assessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.
Voting
Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share. Except as otherwise required by statute, our articles of incorporation or pursuant to any certificate of designation filed with respect to any series of Preferred Stock, all actions submitted to the stockholders are voted on by holders of Common Stock. Except in the election of directors and as otherwise set forth below, holders of Common Stock shall vote together as a single class. With respect to the election of directors, if on the record date of any stockholders’ meeting at which directors are to be elected by the holders of Common Stock, the aggregate number of outstanding shares of Class A Common Stock is at least 10% of the total aggregate number of outstanding shares of Common Stock, holders of Class A Common Stock shall vote together as a separate class and are entitled to elect 25% of the total number of directors constituting the whole board of directors (the “Board of Directors”) of the Company; provided, that if such 25% is not a whole number, then the holders of Class A Common Stock, voting together as a separate class, are entitled to elect the nearest higher whole number of directors that is at least 25% of the total number of directors. Except as otherwise set forth in the articles of incorporation or as described below, holders of Class B Common Stock, voting together as a separate class, are entitled to elect the remaining directors.
If, however, on the record date for any stockholders meeting at which directors are to be elected, the aggregate number of outstanding shares of Class A Common Stock is less than 10% of the total aggregate number of outstanding shares of Common Stock, the holders of Common Stock shall vote together as a single class with respect to the election of directors and the holders of Class A Common Stock, voting together as a separate class, do not have the right to elect 25% of the total number of directors but have one vote per share for all directors and the holders of Class B Common Stock shall have ten votes per share for all directors.
If, on the record date for notice of any stockholders meeting at which directors are to be elected, the aggregate number of outstanding shares of Class B Common Stock is less than 12.5% of the total aggregate number of outstanding shares of Common Stock, then the holders of Class A Common Stock, voting together as a separate class, shall continue to elect a number of directors equal to 25% of the total number of directors constituting the whole Board of Directors and, in addition, shall vote together with the holders of Class B Common Stock, as a single class, to elect the remaining directors to be elected at such stockholders meeting, with the holders of Class A Common Stock entitled to one vote per share and the holders of Class B Common Stock entitled to ten votes per share.
In addition, under our articles of incorporation, the affirmative vote or consent of the holders of at least 66.67% of the outstanding shares of Class B Common Stock, voting separately as a class, is required for the authorization or issuance of any additional shares of Class B Common Stock and for any amendment, alteration or repeal of any provisions of our articles of incorporation which would affect adversely the powers, preferences or rights of the Class B Common Stock. Except as provided in the previous sentence, the number of authorized shares of any class of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding stock of the Company entitled to vote. Our articles of incorporation do not provide for cumulative voting.
The Dolan family, including trusts for the benefit of members of the Dolan family (collectively, the “Dolan Family Group”), by virtue of their ownership of all of our Class B Common Stock, are able collectively to control decisions on matters in which holders of our Class A Common Stock and Class B Common Stock vote together as a single class (including, but not limited to, a change-in-control), and to elect up to 75% of Board of Directors. Certain Dolan family trusts (the “Excluded Trusts”) collectively own approximately 83.5% of the outstanding Class B Common Stock. Shares of Class B Common Stock owned by the Excluded Trusts will, on all matters, be voted on in accordance with the determination of the Excluded Trusts holding a majority of the shares of Class B Common Stock held by all Excluded Trusts, except in the case of a vote on a going-private transaction or a change-in-control transaction, in which case a vote of trusts holding two-thirds of the Class B Common Stock owned by Excluded Trusts is required.
Members of the Dolan Family Group (other than the Excluded Trusts) are parties to a Stockholders Agreement (the “Stockholders Agreement”), which has the effect of causing the voting power of certain holders of our Class B Common Stock (other than Excluded Trusts) to be cast as a block on all matters to be voted on by holders of our Class B Common Stock (other than the Excluded Trusts). Under the Stockholders Agreement, the shares of Class B Common Stock owned by members of the Dolan Family Group (other than the Excluded Trusts) are to be voted on all matters in accordance with the determination of the Dolan Family Committee. The Dolan

Family Committee consists of James L. Dolan, Patrick F. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Marianne E. Dolan Weber and Deborah A. Dolan-Sweeney (collectively, the “Dolan Siblings”). The Dolan Family Committee generally acts by vote of the Dolan Siblings, with each Dolan Sibling being entitled to one vote. Matters coming to the Dolan Family Committee generally require approval by a majority vote, except that a going-private transaction must be approved by a two-thirds vote and a change-in-control transaction must be approved by not less than all but one vote.
Advance Notification of Stockholder Nominations and Proposals
Our bylaws establish certain advance notice procedures with respect to stockholder proposals and persons nominated for election as directors (other than nominations made by or at the direction of our Board of Directors as further described in our bylaws). In particular, stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our bylaws. To be timely, the notice must be received by our corporate secretary not less than 60 nor more than 90 days prior to the date of the stockholders’ meeting; provided, however, that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, the notice must be given not more than ten days after such date is first announced or disclosed.
No Stockholder Action by Written Consent
Our articles of incorporation provide that, no action of stockholders required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of the stockholders to consent in writing to the taking of any action without a meeting is specifically denied. Notwithstanding the foregoing, the holders of any series of Preferred Stock are entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series.
Conversions
Holders of Class A Common Stock have no conversion rights. Subject to the terms and conditions set forth in our articles of incorporation, Class B Common Stock is convertible into Class A Common Stock at any time and from time to time, at the option of the holder thereof, on the basis of one share of Class A Common Stock for each share of Class B Common Stock. In certain circumstances certain holders of our Class B Common Stock are required to convert their Class B Common Stock to Class A Common Stock prior to transferring such stock.
Dividends and Other Distributions
Subject to our articles of incorporation and the provisions of any certificate of designation filed with respect to any series of Preferred Stock, holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends and other distributions equally on a per share basis if and when such dividends or other distributions are declared by the Board of Directors from assets or funds legally available therefor. No dividend or other distribution may be declared or paid in cash, property or shares of Common Stock unless the same dividend or other distribution is paid simultaneously on each share of Class A Common Stock and Class B Common Stock. In the case of any dividend or distribution consisting of Common Stock, Preferred Stock or any other securities of the Company or any other person, holders of Class A Common Stock are entitled to receive the same dividend or other distribution on an equal per share basis as holders of Class B Common Stock receive. Any such dividend or distribution to holders of Common Stock may not differ in any respect except to the extent that the differences in their rights (other than voting rights) are consistent in all material respects with the differences between the Class A Common Stock and the Class B Common Stock and with the difference as to their relative voting rights.
Liquidation
In the event of any liquidation, dissolution or winding up of the Company, holders of Class A Common Stock and Class B Common Stock will share with each other on a ratable basis as a single class in the net assets available for distribution in respect of Class A Common Stock and Class B Common Stock.
Other Terms
Neither the Class A Common Stock nor the Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed, except as expressly provided in our articles of incorporation, unless the other class of Common Stock is subdivided, consolidated, reclassified or otherwise changed at the same time, in the same proportion and in the same manner.
In any merger, consolidation or business combination of the Company with or into another corporation, the consideration to be received per share by holders of Class A Common Stock and Class B Common Stock must be identical to that received by holders of the other class of Common Stock, except that in any such transaction in which shares of capital stock are distributed, such shares may differ as to voting rights only to the extent that the voting rights differ in our articles of incorporation between Class A Common Stock and Class B Common Stock.
Transfer Agent and Registrar
The transfer agent and registrar for the Class A Common Stock is EQ Shareowner Services.

Preferred Stock
Under our articles of incorporation, our Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 45,000,000 shares of Preferred Stock in one or more series. The powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including dividend or other distribution rights, voting rights, conversion rights, terms of redemption and liquidation preferences, will either be stated in our articles of incorporation or in a certificate of designation adopted by the Board of Directors and filed with the Nevada Secretary of State. There are no shares of Preferred Stock currently outstanding. Any issuance of Preferred Stock may adversely affect the rights of holders of our Common Stock and may render more difficult certain unsolicited or hostile attempts to take over the Company.
Nevada “Combination with Interested Stockholders” Statutes
Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves, in advance, either the combination or the transaction by which such person becomes an “interested stockholder,” or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation or in an amendment effective prior to the company having 200 or more stockholders of record, then the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. While corporations are entitled to opt out of these statutes in their original articles of incorporation, we have not done so. However, our Board of Directors approved for all purposes, and to the extent applicable, under NRS 78.411 through 78.444, inclusive, the acquisition of shares of Common Stock in connection with the Company’s conversion to a Nevada corporation, with the intent of making NRS 78.411 through 78.444, inclusive, inapplicable to transactions between the Company, on the one hand, and Dolan family members and entities, on the other hand.
Inapplicability of Controlling Interest Statutes
Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 to 78.3793) prohibit an acquirer, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with Nevada’s dissenter’s rights statutes.
Corporations are entitled to opt out of the acquisition of controlling interest statutes by making an election in their articles of incorporation or bylaws, provided that the opt-out election must be in place on the tenth day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. The Company has opted out of the acquisition of controlling interest statutes in its bylaws, and, the provisions of NRS 78.378 through 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the Company will not apply to the Company or to any acquisition of any shares of the Company’s capital stock.
Item 5. Interests of Named Experts and Counsel.
Not Applicable.

Item 6. Indemnification of Directors and Officers.
The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the Registrant’s Articles of Incorporation (the “Articles”) and Bylaws (“Bylaws”).
The Registrant is incorporated under the laws of the State of Nevada and the Articles and Bylaws limit director and officer liability and provide for indemnification to the fullest extent provided by Nevada law. The Registrant also maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to payments which may be made by the registrant to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.
Nevada Revised Statutes (“NRS”) Section 78.751(1) provides that a corporation shall indemnify any director, officer, employee, or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with any defense of (a) any threatened, pending, or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (b) any claim, issue or matter therein.
NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited-liability company, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit, or proceeding if the person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe the conduct was unlawful.
NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if the person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification pursuant to NRS 78.7502(2) may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
NRS 78.747 provides that except as otherwise provided by statute or agreement, no person other than a corporation is individually liable for a debt or liability of the corporation unless the person acts as the alter ego of the corporation. The court, as a matter of law, must determine the question of whether a person, including a director or officer, acts as the alter ego of a corporation.
Reference is made to Item 9 for the Registrant’s undertakings with respect to indemnification for liabilities under the Securities Act.
Item 7. Exemption from Registration Claimed.
Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Registrant’s Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2025)
4.2	Registrant’s By-Laws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June,6 2025)
4.3	AMC Networks Inc. Amended and Restated 2016 Employee Stock Plan (incorporated herein by reference to Annex B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 25, 2025)
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.1	Consent of KPMG LLP
23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (set forth on the signature page)
107	Filing Fee Table

Item 9. Undertakings.
The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Filing Fee Table” in the effective Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;
provided, however, that Paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 8th day of October, 2025.
AMC Networks Inc.
By:    /s/ Kristin A. Dolan
Name: Kristin A. Dolan
Title: Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby authorizes Salvatore Romanello and Anne G. Kelly to file one or more amendments, including post-effective amendments, to this Registration Statement, which amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Salvatore Romanello and Anne G. Kelly as Attorney-in-Fact to execute his or her name and on his or her behalf to file any such amendments to this Registration Statement.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 8th day of October, 2025.

Signature	Title

/s/ James L. Dolan	Chairman of the Board of Directors and Director
James L. Dolan

/s/ Kristin A. Dolan	Chief Executive Officer
Kristin A. Dolan	(Principal Executive Officer)

/s/ Patrick O’Connell	Executive Vice President and Chief Financial Officer
Patrick O’Connell	(Principal Financial Officer)

/s/ Michael J. Sherin III	Executive Vice President and Chief Accounting Officer
Michael J. Sherin III	(Principal Accounting Officer)

/s/ Matthew Blank	Director
Matthew Blank

/s/ Joseph M. Cohen	Director
Joseph M. Cohen

/s/ Christopher J. Cox	Director
Christopher J. Cox

/s/ Aidan Dolan	Director
Aidan Dolan

/s/ Thomas C. Dolan	Director
Thomas C. Dolan

/s/ Stephen C. Mills	Director
Stephen C. Mills

/s/ Debra G. Perelman	Director
Debra G. Perelman

/s/ Brian G. Sweeney	Director
Brian G. Sweeney

/s/ Vincent Tese	Director
Vincent Tese

/s/ Carl E. Vogel	Director
Carl E. Vogel